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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                          April 8, 2002
        Date of Report (Date of earliest event reported)


                   Edge Technology Group, Inc.
     (Exact name of registrant as specified in its charter)



          Delaware                 0-20995           13-3778895
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)         File Number)    Identification No.)



      6611 Hillcrest Avenue, #223
             Dallas, Texas                             75205
(Address of principal executive offices)             (Zip Code)



                         (214) 999-2245
       Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)


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



Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of The Visionary Group, Inc.

     On April 8, 2002, we acquired The Visionary Group, Inc., a professional services firm providing IT consulting services related to Oracle applications software. Headquartered in Dallas, Texas, The Visionary Group has operations in Dallas and Austin, Texas. We paid $910,000 in cash and paid approximately $70,000 of existing debt in exchange for all the outstanding shares of The Visionary Group. The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of The Visionary Group will be recorded at their estimated fair value and the results of operations will be included in our consolidated result of operations from the date of acquisition. The Visionary Group has 14 employees and generated revenues of $3.4 million and break even net income in 2001. We intend to expand the operations of The Visionary Group through the introduction of the proprietary software products we intend to acquire as we further implement our business plan.

     Founded in March 1997, The Visionary Group is an e-Business consulting and integration services firm that specializes in implementing, customizing, upgrading and supporting the Oracle suite of business applications. The Visionary Group provides a full line of application development, system upgrades and integration of Oracle products. With a strong focus and loyalty, The Visionary Group is able to provide its clients with a wide range of business solutions, products and services.

     The Visionary Group's IT consulting and integration services practice consists of Project Management, Full life-cycle development utilizing a broad range of Oracle's development tools, as well as Functional and Technical consulting for the Oracle CRM, Manufacturing and Financial applications. Additionally, The Visionary Group's consultants are recognized for their senior-level consulting expertise and knowledge. Further, The Visionary Group has developed PRISM (Planning Resource Implementing Solutions Methodology), a proprietary business methodology to aid in the understanding of each client's e-business strategy and to systematically perform packaged solution implementations. This technology provides a proven formula to help companies in accelerating the installation, integration, ramp-up, and application of Oracle solutions.

     The Visionary Group's reputation in the business community, extensive Oracle partnerships and strong consulting experience makes it an excellent cornerstone for our IT Services business unit. The Visionary Group's focus on middle market companies aided by their proprietary PRISM business methodology further differentiates it as a leading Oracle business solution provider.

     Competitors of The Visionary Group include the dozen or so similarly situated privately owned IT professional service firms located primarily throughout the North Texas region. Marketing of The Visionary Group's services is accomplished through an in-house sales staff of two and referral from its more than 50 established customers. Revenues are derived from providing IT Services on a project basis, and in 2001, approximately 15% of revenues were from repeat clients.

     The Visionary Group operates from an office in Dallas of 1,985 square feet under a lease through March 2006.

     For additional information regarding our acquisition of The Visionary Group, including a copy of the Agreement and Plan of Merger which effected the acquisition, please see our annual report on Form 10-KSB for the year ended December 31, 2001.

Acquisition of Media Resolutions, Inc.

     On April 11, 2002, we closed the previously announced acquisition of Media Resolutions, Inc., an ASP and website hosting company located in Dallas, Texas. We paid $330,000 in cash and 500,000 restricted shares of our Common Stock in exchange for all the outstanding shares of Media Resolutions.
The acquisition will be accounted for using the purchase method of accounting. As such, the assets and liabilities of Media Resolutions will be recorded at their estimated fair value and the results of operations will be included in our consolidated result of operations from the date of acquisition. Media Resolutions has four employees and generated revenues of approximately $283,000 and a net loss of approximately $9,800 in 2001. We will use Media Resolutions to develop and host websites and deliver the proprietary software products we intend to acquire as we further implement our business plan.

     Media Resolutions was established in February 1999, and specializes in application hosting while also providing an array of other products and services including: HTML and Cold Fusion website development, graphic design, streaming video and custom scripting. Media Resolutions operates from a co-location site maintained by Allegiance Telecom, Inc. in Dallas, Texas under a short-term master service agreement.

     Media Resolutions is an important component of our business model. Using Media Resolutions, we plan to host both our own proprietary software, once acquired, as well as our partners' software. This will provide us with greater control over the security, cost and feasibility of providing solutions to middle market customers. It will also allow us to form tighter relationships without technology partners, as we will be able to offer services that other software partners cannot.
Additionally, Media Resolutions has developed several products for its customer base that we expect to be able to turn into products offered within the Business Application Software product group.

     Competitors of Media Resolutions include the hundreds of similarly situated privately owned ASP's located throughout the North Texas region. Marketing of Media Resolution's services is accomplished primarily through referral from its more than 500 established customers. In 2001, 88% of revenues were derived from hosting services provided on a month-to-month basis.

     For additional information regarding our acquisition of Media Resolutions, Inc., including a copy of the Agreement and Plan of Merger which effected the acquisition, please see our annual report on Form 10-KSB for the year ended December 31, 2001.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          As permitted by Form 8-K, the historical financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than June 22, 2002.

     (b)  Pro forma Financial Information.

          As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than June 22, 2002.

     (c)  Exhibits.

          10.1 Agreement and Plan of Merger Among Edge Technology Group, Inc., Visionary Acquisition Corp., The Visionary Group, Inc. and The Visionary Group Shareholders dated April 8, 2002. (incorporated by reference to Exhibit
                    10.23 of our annual report filed with the Commission on Form 10-KSB for the fiscal year ended December 31, 2001)

          10.2 Agreement and Plan of Merger Among Edge Technology Group, Inc., Media Resolutions Acquisition Corp., Media Resolutions, Incorporated and Media Resolutions Shareholders dated April 11, 2002. (incorporated by reference to Exhibit 10.24 of our annual report filed with the Commission on Form 10-KSB for the fiscal year ended December 31, 2001)

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Edge Technology Group, Inc.


Date:  April 23, 2002         By:   /s/ David N. Pilotte
                                  ------------------------------
                                   David N. Pilotte
                                   Executive Vice President and
                                    Chief Financial Officer

                        INDEX TO EXHIBITS

 10.1 Agreement and Plan of Merger Among Edge Technology Group, Inc., Visionary Acquisition Corp., The Visionary Group, Inc. and The Visionary Group Shareholders dated April 8, 2002. (incorporated by reference to Exhibit
          10.23 of our annual report filed with the Commission on Form 10-KSB for the fiscal year ended December 31,
          2001)

 10.2 Agreement and Plan of Merger Among Edge Technology Group, Inc., Media Resolutions Acquisition Corp., Media Resolutions, Incorporated and Media Resolutions Shareholders dated April 11, 2002. (incorporated by reference to Exhibit 10.24 of our annual report filed with the Commission on Form 10-KSB for the fiscal year ended December 31, 2001)